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                                                                   EXHIBIT 10.10


                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT (the "Agreement") is made and entered into effective as of __________, 1997, among Authentic Specialty Foods, Inc., a Texas corporation (the "Company"), and Shansby Partners, L.L.C., a Delaware limited liability company (together with its successors, "Shansby Partners").

         1. Retention. The Company hereby acknowledges that it has retained Shansby Partners, and Shansby Partners acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, Shansby Partners will provide the Company with financial advisory services, including assistance with respect to identification of potential acquisition candidates and assistance in the negotiation, implementation and financing of these acquisitions, during the term of this Agreement.

         2. Term. The term of this Agreement shall expire on the third anniversary of the consummation of the initial public offering (the "Initial Public Offering") the Company is currently contemplating, and the Agreement may be terminated by either party for a material breach of the Agreement by the other party if the breach has not been remedied within 60 days after notice of the breach is given.

         3.      Compensation.

                 (a) As compensation for Shansby Partners' services to the Company under this Agreement, the Company hereby grants Shansby Partners a five-year warrant to acquire 350,000 shares of the common stock of the Company, par value $1.00 per share ("Common Stock"), at an exercise price, subject to adjustment, equal to the price to public of Common Stock in the Initial Public Offering (the "Warrant").

                 (b) The Company shall pay Shansby Partners customary financial advisory fees in connection with acquisitions identified by the Company during the term of this Agreement.

         4. Reimbursement of Expenses. In addition to the Warrant to be granted pursuant to Section 3 hereof, the Company agrees to pay or reimburse Shansby Partners for all "Reimbursable Expenses," which shall consist of all reasonable disbursement and out-of-pocket expenses (including without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by Shansby Partners or its affiliates for the account of the Company or in connection with the performance by Shansby Partners of the services contemplated by Section 1 hereof. Promptly (but not more than 10 days) after request by or notice from Shansby Partners, the Company shall pay Shansby Partners, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as Shansby Partners may hereafter designate in writing), the Reimbursable Expenses for which Shansby Partners has provided the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5% from
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the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to Shansby Partners.

         5. Acquisition Opportunities. During the term of this Agreement, Shansby Partners shall offer to the Company for its consideration any acquisition opportunities for Mexican food companies that primarily produce tortillas, tortilla chips or salsas and that are identified by Shansby Partners or its affiliates after the consummation of the Initial Public Offering. If the Company declines to pursue any such acquisition opportunity, then Shansby Partners or its affiliates can pursue the acquisition opportunity without the involvement of the Company. Neither Shansby Partners nor any of its affiliates will be required to use their funds to finance any acquisition on behalf of the Company.

         6. Indemnification. The Company jointly and severally shall indemnify and hold harmless each of Shansby Partners, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (Shansby Partners, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons," and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of Shansby Partners' engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Shansby Partners acting pursuant to Shansby Partners' engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will, however, not be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from Shansby Partners' bad faith, gross negligence or willful misconduct. The Company also agrees that neither Shansby Partners nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company that have resulted primarily from Shansby Partners' bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, without the prior written consent of Shansby Partners, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Shansby Partners and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF SHANSBY PARTNERS OR ANY OTHER INDEMNIFIED PERSON.


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         The foregoing right to indemnity shall be in addition to any rights that Shansby Partners and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against Shansby Partners or any other Indemnified Person.

         It is understood that, in connection with Shansby Partners' engagement, Shansby Partners may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         7. Confidential Information. In connection with the performance of the services hereunder, Shansby Partners agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company to it solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to Shansby Partners without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         9. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of Shansby Partners, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         11. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of financial advisory fees and Reimbursable Expenses shall be made by Shansby Partners and, in the absence of mathematical error, shall be final and conclusive.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                        SHANSBY PARTNERS, L.L.C.



                                        By:
                                           ------------------------------------

                                           Name:
                                                -------------------------------

                                           Title:
                                                 ------------------------------

                                        AUTHENTIC SPECIALTY FOODS, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------




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                                   EXHIBIT A

                           Wire Transfer Instructions


                           __________ Bank
                           ABA #:
                           Account #:
                           Credit:
                           Reference: Payment of financial advisory fees
                                      or Reimbursable Expenses





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